Exhibit 10.26(a)

AMENDMENT ONE TO

EMPLOYMENT AGREEMENT

This AMENDMENT ONE TO EMPLOYMENT AGREEMENT (“Amendment”) is by and between WellPoint, Inc., an Indiana corporation (“WellPoint”) with its headquarters and principal place of business in Indianapolis, Indiana (WellPoint, together with its subsidiaries and affiliates are collectively referred to herein as the “Company”), and Dr. Michael A. Stocker (“Executive”).

W I T N E S S E T H

WHEREAS, Executive currently serves as an Executive Vice President of WellPoint and President and Chief Executive Officer of WellPoint’s East Region pursuant to an employment agreement between WellPoint and the Executive dated December 28, 2005 (the “Prior Agreement”);

WHEREAS, the Company and Executive mutually desire to amend certain provisions of the Prior Agreement;

WHEREAS, the Company desires to retain the services and employment of Executive on behalf of the Company through May 1, 2007, and Executive desires to continue his employment with the Company through May 1, 2007, upon the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Effective November 1, 2006, Section 1 of the Prior Agreement is hereby deleted in its entirety and the following inserted in its place:

POSITION/DUTIES. During the period beginning on November 1, 2006 and ending on December 31, 2006, the Executive shall assist with the effort to realign the Company into enterprise-wide business units for each market segment and to centralize certain regional functions (the “Transition”). During the period beginning on January 1, 2007 and ending on May 1, 2007, the Executive shall remain employed by the Company, consulting on issues relating to the Transition. The Executive’s employment with the Company shall terminate on May 1, 2007.

2. Effective November 1, 2006, Section 3 of the Prior Agreement is hereby deleted in its entirety and the following inserted in its place:

BASE SALARY. Through May 1, 2007, the Company agrees to pay Executive a base salary at an annual rate of $680,000, payable bi-weekly in accordance with the Company’s regular payroll practices.

3. Effective January 1, 2007, Section 4 of the Prior Agreement is hereby amended by adding the following paragraph:

Notwithstanding the foregoing paragraph, for plan year 2007, the Executive will not participate in the Annual Incentive Plan or any other annual bonus plan available to executives of the Company. In addition, the Executive will not receive an equity grant in calendar year 2007. The Executive will, pursuant to the terms of the annual bonus plan and the terms of the foregoing paragraph, receive a payout for plan year 2006 in the first quarter of 2007.

4. Effective January 1, 2007, Section 6 of the Prior Agreement is hereby deleted in its entirety and the following inserted in its place:

BENEFITS. During the Employment Period, the Executive will continue to participate in the WellChoice (or be entitled to participate in the Company’s) medical, dental, hospitalization and life insurance plans and other benefit plans at a level that is, in the aggregate, no less favorable than the lesser of (a) that provided to the Executive at the Effective Time and (b) that provided to the Company’s similarly situated employees. The Executive will not participate in any Company executive perquisite benefit program nor will he be eligible to charter a private airplane in lieu of traveling via the method of travel permitted by the Company’s standard business travel policy.

5. Effective November 1, 2006, subsections 10(d), (e) and (f) of the Prior Agreement are hereby deleted in their entirety.

6. Effective May 1, 2007, Section 11 of the Prior Agreement is hereby deleted in its entirety and the following inserted in its place:

CONSEQUENCES OF TERMINATION. In lieu of the continuation of medical, dental, hospitalization plans, programs and/or arrangements and in lieu of participation in the WellChoice and/or WellPoint retiree medical benefit plan for the Executive and his eligible dependents as stated in Section 11 of the Prior Agreement, the Company shall make a one-time lump-sum cash payment to the Executive of $99,000, fully grossed-up for taxes (approximately $176,703), such payment to be made on November 1, 2007.

7. All other provisions of the Prior Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the dates noted below.

WELLPOINT, INC.		MICHAEL A. STOCKER, M.D.

By:	/s/ Randy Brown	By:	/s/ Michael Stocker
Name:	Randy Brown
Its:	EVP & Chief Human Resources Officer	Date:	11/1/06

Date:	11/3/06

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